EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S 8 of our report dated March 13, 2007 relating to the financial statements of Pharmos Corporation, which appears in Pharmos Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP
New York, New York
August 6, 2007